UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2006

Halo Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On September 1, 2006, on behalf of the registrant, Halo Technology Holdings, Inc. (the "Company"), the Company’s Board of Directors determined that investors should not rely on the Company’s (a) consolidated financial statements for the period ended June 30, 2005 and the report thereon of the Company’s independent registered public accountants, included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission ("SEC") on September 28. 2005, (b) condensed consolidated financial statements for the period ended September 30, 2005, included in the Company’s Quarterly Report on Form 10-QSB filed with the SEC on November 14, 2005, (c) condensed consolidated financial statements for the period ended December 31, 2005, included in the Company’s Quarterly Report on Form 10-QSB filed with the SEC on February 15, 2006, and (d) condensed consolidated financial statements for the period ended March 31, 2006, included in the Company’s Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006.

In the course of responding to comments received from the SEC in connection with the Company’s registration statement on Form S-4 filed April 5, 2006, and amended on June 1, 2006, the Company identified errors resulting from the improper treatment of certain warrants to acquire common stock of the Company. The Company had treated the warrants as equity, but the warrants should have been treated as liabilities. As a result, the Company intends to amend both its Annual Report for the year ended June 30, 2005 and its Quarterly Reports for the interim periods ended March 31, 2006, December 31, 2005 and September 30, 2005.

The Company’s Board of Directors have discussed the matters disclosed in this Report on Form 8-K with the Company’s independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

September 1, 2006	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President